UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 24, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement.

On March 24, 2006, certain subsidiaries of Equity One, Inc. (“Equity One” or the “Company”) entered into a Contribution and Sale Agreement (the “Contribution Agreement”) with Texas Retail, LLC, an affiliate of Investcorp International Realty, Inc. (“Investcorp”), pursuant to which the Company has agreed to sell or contribute an aggregate of 30 of its Texas community and neighborhood shopping centers (the “Properties”) to EQYInvest Texas, LLC, a Delaware limited liability company (the “JV”). Equity One expects to realize net proceeds of approximately $327 million and will receive a 20% interest in the JV at the closing of the transaction.

Contemporaneously with the closing under the Contribution Agreement and in order to fund a portion of the cash consideration, the JV will obtain financing in the aggregate amount of approximately $323 million which will be secured by a mortgage interest in the Properties. In addition, at the closing of the Contribution Agreement, an affiliate of the Company will enter into a Management Agreement (the “Management Agreement”) whereby it will manage the Properties on behalf of the JV (the closing of the contribution and sale of the Properties, the closing of the financing transactions, the execution of the Management and the other related transactions are referred to herein as the “JV Transactions”).

The closing under the Contribution Agreement is subject to certain closing conditions, including (i) the continued accuracy in all material respects of various representations and warranties made by the Company with respect to the Properties, (ii) the receipt of various tenant estoppels, and (iii) the closings of the financing related transactions described above. There can be no assurance that the JV Transactions will be consummated.

A copy of the Contribution Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2006.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the JV Transactions is furnished as Exhibit 99.1 hereto.

The information included in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: March 28, 2006	By: /s/Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number      Description of Exhibit

                99.1           Press Release of Equity One dated March 27, 2006